Exhibit 4.3

FISCAL AGENCY AGREEMENT

among

TELEFONICA DE ARGENTINA S.A.

as Issuer,

THE BANK OF NEW YORK,

as Fiscal Agent, Co-Registrar, Principal Paying Agent

and Transfer Agent,

BANCO RIO DE LA PLATA S.A.,

as Registrar, Argentine Paying Agent and

Argentine Transfer Agent

and

BANQUE INTERNATIONALE A LUXEMBOURG S.A.,

as Luxembourg Paying Agent and

Luxembourg Transfer Agent

Dated as of January 9, 1998

Euro Medium Term Note Program

i

EXHIBIT A	–	FORM OF GLOBAL NOTE
EXHIBIT B	–	FORM OF DEFINITIVE NOTE
EXHIBIT C	–	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE
EXHIBIT D	–	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO UNRESTRICTED GLOBAL NOTE
EXHIBIT E	–	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

ii

FISCAL AGENCY AGREEMENT, dated as of January 9, 1998, among Telefónica de Argentina S.A. (“Telefónica” or the “Issuer”), a sociedad anónima located in the city of Buenos Aires, Argentina, incorporated under the laws of the Republic of Argentina (“Argentina”), The Bank of New York, a corporation organized under the laws of the State of New York, as fiscal agent (the “Fiscal Agent”, which term includes any successor as Fiscal Agent under this Agreement), co-registrar (the “Co-Registrar”, which term includes any successor as Co-Registrar under this Agreement), principal paying agent (the “Principal Paying Agent”) and transfer agent (a “Transfer Agent”), Banco Río de la Plata S.A., a sociedad anónima incorporated under the laws of Argentina, as registrar (the “Registrar”), Argentine paying agent (the “Argentine Paying Agent”) and Argentine transfer agent (the “Argentine Transfer Agent”), and Banque Internationale à Luxembourg S.A., a bank incorporated and existing incorporated under the laws of Luxembourg, as Luxembourg paying agent (the “Luxembourg Paying Agent”) and Luxembourg transfer agent (the “Luxembourg Transfer Agent”) (the Principal Paying Agent and all other paying agents, including any successor or additional paying agents, are collectively referred to herein as the “Paying Agents”).

Definitions.

In this Agreement, the following terms shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

“Advance” has the meaning set forth in Section 3(f).

“Affiliate”, when used with respect to any specified legal or natural person, means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person except that no natural person shall be deemed to be controlled by any other person. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have the meanings correlative to the foregoing.

“Arrangers” has the meaning set forth in Section 1(a).

“Authorized Officers” means any officer, director or attorney-in-fact of Telefónica duly authorized by a Board Resolution to perform the functions required or permitted under this Fiscal Agency Agreement to be performed by an “Authorized Officer”, such officer, director or attorney-in-fact being authorized by such Board Resolution pursuant to the authorization given by the shareholders of Telefónica to the Board of Directors to subdelegate its authority with respect to the Notes.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Board of Directors or a Director of Telefónica to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Fiscal Agent.

“Bonex” has the meaning set forth in Section 8(g).

“Business Day” means a day which is:

(i) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London and The City of New York; and

(ii) (a) in relation to Notes denominated in a Specified Currency other than ECU, a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency (if other than London) or (b) in relation to Notes denominated in ECU, a day which is an ECU Settlement Day (as defined in the 1991 ISDA Definitions, as amended and updated from time to time (the “ISDA Definitions”), published by the International Swaps and Derivatives Association, Inc. (“ISDA”)). Unless otherwise provided in the applicable Pricing Supplement, the principal financial center of any country for the purposes of this definition shall be as provided in the ISDA Definitions, except that the principal financial center of Australia shall be Melbourne and the principal financial center of Canada shall be Toronto.

“Cede” means Cede & Co.

“Cedel Bank” means Cedel Bank, société anonyme.

“CNV” means the Argentine Comisión Nacional de Valores.

“Conditions” has the meaning set forth in Section 1(a).

“Co-Registrar” has the meaning set forth in the Preamble.

“Dealers” has the meaning set forth in Section 1(a).

“Defaulted Note” has the meaning set forth in Section 3(e).

“definitive Note” means a Note substantially in the form of Exhibit B hereto, as such Exhibit may be supplemented or amended from time to time pursuant to the applicable provisions of this Fiscal Agency Agreement.

“DTC” means The Depository Trust Company.

“Dual Currency Notes” has the meaning set forth in Section 4(e)(vi)(e).

“ECU” means European Currency Unit.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Condition 11.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fiscal Agent” has the meaning set forth in the Preamble.

“Fixed Rate Notes” has the meaning set forth in Section 4(e)(vi)(a).

“Floating Rate Notes” has the meaning set forth in Section 4(e)(vi)(b).

“Global Note” has the meaning set forth in Section 5(b).

“Holder” means, in the case of a Global Note or a definitive Note, the person in whose name such Note is registered.

“Interest Commencement Date” has the meaning set forth in Section 4(e)(vii).

“Interest/Payment Basis” has the meaning set forth in Section 4(e)(vi).

“Interest Period” has the meaning set forth in Section 4(e)(xiii)(a).

“Issue Date” has the meaning set forth in Section 4(e)(ii).

“Issue Price” has the meaning set forth in Section 4(e)(iii).

“Issuer” has the meaning set forth in the preamble.

“Legend” has the meaning set forth in Section 6(f).

“LIBOR” means the London Interbank Offered Rate.

“Listing Agent” means, in the case of Notes which are, or are to be, listed on any Stock Exchange, such listing agent as the Issuer may from time to time appoint for the purposes of coordinating with such Stock Exchange;

“Listing Rules” means, in the case of Notes which are, or are to be, listed on any Stock Exchange, the listing rules and regulations for the time being in force of such Stock Exchange.

“Maturity Date” has the meaning set forth in Section 4(e)(viii).

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Note” means any Note authenticated and delivered under this Agreement and includes any Global Note and definitive Note.

“Offering Circular” means the English and Spanish language offering circulars relating to the Notes, as they may be amended, supplemented or replaced from time to time by the Issuer pursuant to the provisions of the Program Agreement.

“Officers’ Certificate” means a certificate signed by an Authorized Officer of the Issuer, and delivered to the Fiscal Agent.

“Opinion of Counsel” means a written opinion of counsel, who may, but need not, be an employee of or counsel for the Issuer, and who shall be reasonably acceptable to the Fiscal Agent.

“Optional Redemption Date” has the meaning set forth in Section 4(e)(xvii)(a).

“Original Issue Discount Note” has the meaning set forth in Section 14(g).

“Outstanding” has the meaning set forth in Section 14(g).

“Paying Agent” has the meaning set forth in the Preamble.

“Payment” has the meaning set forth in Section 3(f).

“Payment Date” has the meaning set forth in Section 8(a).

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pricing Supplement” has the meaning set forth in Section 4(d).

“Principal Paying Agent” has the meaning set forth in the Preamble.

“Procedures Memorandum” means the Operating and Administrative Procedures Memorandum of even date herewith, as it may be amended or varied from time to time (in respect of any Tranche) by agreement between the Issuer and the relevant Dealer with the approval of the Fiscal Agent.

“Program” has the meaning set forth in Section 1(a).

“Program Agreement” has the meaning set forth in Section 1(a).

“Rate of Interest” has the meaning set forth in Section 4(e)(xiii)(b).

“Record Date” has the meaning set forth in Section 6(c).

“Reference Banks” has the meaning set forth in Section 11(e).

“Register” has the meaning set forth in Section 6(a).

“Registrar” has the meaning set forth in the Preamble. For purposes of this Fiscal Agency Agreement, the term “Registrar” shall be deemed to include any applicable Co-Registrar, unless the context otherwise requires.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 5(a).

“Replacement Agent” has the meaning set forth in Section 9(a).

“Responsible Officer”, when used with respect to the Fiscal Agent, means any officer within the corporate trust department (or any successor department) of the Fiscal Agent, including, without limitation, any vice president, any assistant vice president, any assistant secretary or any assistant treasurer, or any trust officer or any other officer of the Fiscal Agent customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Note” has the meaning set forth in Section 5(b).

“Restricted Period” has the meaning set forth in Section 5(a).

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series” has the meaning set forth in Section 1(b).

“Specified Currency” has the meaning set forth in Section 4(e)(v).

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Stock Exchange” has the meaning set forth in Section (4)(e)(xxiv).

“Tranche” has the meaning set forth in Section 1(b).

“Transfer Agent” has the meaning set forth in Section 2(b).

“Unrestricted Global Note” has the meaning set forth in Section 5(a).

“U.S. dollar” or “U.S.$” means the lawful currency of the United States.

Terms and expressions defined in the Program Agreement, the Conditions or the Pricing Supplement applicable to any Notes and not otherwise defined in this Fiscal Agency Agreement shall have the same meanings in this Fiscal Agency Agreement, except where the context otherwise requires. Any reference herein to Euroclear and/or Cedel Bank will, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuer, the relevant Dealer(s) and the Fiscal Agent.

1. General. (a) Pursuant to a Program Agreement dated as of January 9, 1998 (the “Program Agreement”) among the Issuer, Merrill Lynch International and Merrill Lynch Capital Markets Bank Limited, Frankfurt/Main Branch (the “Arrangers”), Merrill Lynch International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Capital

Markets Bank Limited, Frankfurt/Main Branch (for Deutsche mark denominated Notes only), Banco Río de la Plata S.A., Chase Manhattan International Limited, Chase Securities Inc., Citibank International plc, Citicorp Securities, Inc., J.P. Morgan Securities Ltd., Salomon Brothers International Limited Salomon Brothers Inc and Santander Investment Bank Limited (the “Dealers”, which expression shall include any additional dealers appointed in accordance with the Program Agreement), the Issuer has established a program (the “Program”) for the issuance of its Euro Medium Term Notes. The Notes of each Tranche, which will be issued in registered form only, shall contain therein the Terms and Conditions of the Notes (the “Conditions”) substantially as set forth in the Offering Circular relating thereto, as modified by the relevant Pricing Supplement or amendment or supplement to the offering Circular.

(b) The Notes shall be issued in any Specified Currency, subject to any laws or regulations applicable to such currency or composite currency, as may be agreed upon by the issuer and the relevant Dealer or Dealers and indicated in the applicable Pricing Supplement and shall be issued in tranches. Notes that are identical in all respects (including as to Issue Date) shall constitute a “Tranche”, and any Tranche of Notes that are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices) shall constitute a “Series”. Each Note shall be dated the date of its authentication. The Notes shall have such maturities as may be specified in the relevant Pricing Supplement, subject to any applicable laws and regulations. The Notes shall be in the denominations specified in the applicable Pricing Supplement, subject to any applicable laws and regulations.

2. Appointment of Agents. (a) The Bank of New York has been named as Fiscal Agent under this Agreement and in respect of the Notes upon the terms and subject to the conditions herein set forth, and hereby agrees to serve in such capacity. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon in writing by the Issuer and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

(b) In addition to the Fiscal Agent, the Issuer may, at its discretion, appoint one or more Paying Agents for the payment (subject to applicable laws and regulations) of the principal of and any interest (and any Additional Amounts, as defined in the Conditions) on the Notes, and one or more agents (each a “Transfer Agent” and collectively, the “Transfer Agents”, for the transfer and exchange of Notes at such place or places as the Issuer may determine; provided, however, that the Issuer shall maintain, so long as any of the Notes are Outstanding or until monies for the payment of all principal of and interest (and any Additional Amounts) on all Outstanding Notes shall have been made available at the offices of the Fiscal Agent, a Co-Registrar, a Paying Agent and a Transfer Agent in The City of New York (which may be the Fiscal Agent), a Paying Agent and a Transfer Agent with a specified office in a European city, a Registrar, a Paying Agent and a Transfer Agent in Buenos Aires, so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a Paying Agent and a Transfer Agent with a specified office in Luxembourg and, so long as any Notes are listed on any other Stock Exchange, a Paying Agent with a specified office for such place as may be required by the rules and regulations of such Stock Exchange. The Issuer hereby initially appoints the Fiscal Agent at its office in The City of New York as the Principal Paying Agent, the Co-Registrar and a Transfer Agent and the Fiscal Agent, by its execution hereof, hereby accepts such appointment. The Issuer hereby initially appoints Banco Río de la Plata S.A. at its office in Buenos Aires, Argentina, which is located, as of the date hereof, at Bartolomé Mitre 480, (1036) Buenos Aires, Argentina, to act as the Registrar, a Paying Agent and a Transfer Agent and Banco Río de la Plata S.A., by its execution hereof, hereby accepts such appointment. The Issuer hereby initially appoints Banque Internationale à Luxembourg S.A. at its office in Luxembourg, which is located, as of the date hereof, at 69 route D’Esch L-1470, Luxembourg, Grand Duchy of Luxembourg, to act as a Paying Agent and a Transfer Agent and Banque Internationale à Luxembourg S.A., by its execution hereof, hereby accepts such appointment. The Issuer shall promptly notify the Fiscal Agent in writing of the name and address of any other Paying Agent or Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and shall notify the Fiscal Agent of the resignation or termination of any such Paying Agent or Transfer Agent. Subject to the provisions of Section 12 hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving notice, as specified in Section 12, to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent.

3. Issuance of Notes. (a) Not later than the time specified in the Procedures Memorandum, the Issuer shall in respect of each Tranche of each Series of Notes to be issued under this Agreement notify the Fiscal Agent and the Co-Registrar by telecopy as to all such information as the Fiscal Agent and Co-Registrar may require for it to carry out its functions as contemplated by this Section and the Procedures Memorandum, and in particular the details required for it to complete the relevant Regulation S Global Note and/or Restricted Global Note and the settlement details as required by the Procedures Memorandum. The Issuer shall not agree on any issue Date unless it is a Business Day on which DTC is operating.

(b) Each Tranche will have issued in respect of it (i) in the case of Notes sold in an “offshore transaction” within the meaning of Regulation S, a Regulation S Global Note (which may, upon termination of the Restricted Period, be referred to herein as an “Unrestricted Global Note”), and/or (ii) in the case of Notes resold to “qualified institutional buyers” within the meaning of Rule 144A, a Restricted Global Note. Each Regulation S Global Note, Unrestricted Global Note and Restricted Global Note shall be in substantially the form (duly completed) set out in Exhibit A to this Fiscal Agency Agreement.

(c) The Fiscal Agent shall on behalf of the Issuer, in respect of each Tranche of each series of Notes to be listed on the Luxembourg Stock Exchange and/or any other Stock Exchange notified to the Fiscal Agent in writing by the Issuer, deliver a copy of the Pricing Supplement in relation to the relevant Tranche to the Luxembourg Stock Exchange and/or any such other Stock Exchange where the relevant Notes are admitted to listing as soon as practicable but in any event not later than the time specified in the Procedures Memorandum.

(d) Upon receipt by the Co-Registrar of the information from the Issuer referred to in Section 3(a) enabling it to do so, and of the confirmation from the relevant Dealer(s), the Co-Registrar (or its agent on its behalf) shall complete a Regulation S Global Note representing Notes sold in an “offshore transaction” within the meaning of Regulation S and/or a

Restricted Global Note representing Notes resold pursuant to, and in reliance on, Rule 144A, which, in each case, shall bear the appropriate Legend (required by Section 6(f)), together in aggregate principal amount equal to the aggregate principal amount of the applicable Tranche. The Co-Registrar (or its agent on its behalf) shall, after checking that the Regulation S Global Note or the Restricted Global Note, as applicable, correctly reflects the relevant details contained in the Register, authenticate such Note(s) and deliver such Note(s) to or to the order of the Issuer for delivery to a custodian for DTC. In addition, the Co-Registrar shall comply with all provisions of the Procedures Memorandum.

(e) If, on the relevant settlement date of a non-syndicated issue, the purchaser of a Note does not pay the subscription price due from it in respect of such Note (the “Defaulted Note”), then the Fiscal Agent shall notify the Co-Registrar and the custodian and such Defaulted Note shall not be entered in the Register and shall not be credited to the purchaser’s participation account with DTC.

4. Execution and Authentication; Pricing Supplements; Filing of Reports. (a) Upon the execution and delivery of this Agreement, or from time to time thereafter, Notes in an aggregate principal amount at maturity not in excess of, at any time Outstanding, U.S.$500,000,000 (including, in the case of Notes not denominated in U.S. dollars, Indexed Notes, Dual-Currency Notes and Zero Coupon Notes, the U.S. dollar equivalent of such Notes as determined on the respective dates of issuance thereof pursuant to Section 3(4) of the Program Agreement), or such other amounts as may be agreed to under the Program Agreement, may be executed by the Issuer and delivered to the Co-Registrar for authentication.

(b) The Notes shall be executed on behalf of the Issuer by a member of its Board of Directors and a Statutory Auditor. Such signatures shall be the manual or, if approved by the CNV, facsimile signatures of such Director and Statutory Auditor. If any such Director or Statutory Auditor of the Issuer shall cease to be a Director or a Statutory Auditor of the Issuer, as the case may be, before the Note so signed shall be authenticated and delivered by or on behalf of the Co-Registrar or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be a Director or a Statutory Auditor of the Issuer, as the case may be; and any Note may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Note, shall be a Director or a Statutory Auditor of the Issuer, as the case may be, although at the date of the execution and delivery of this Agreement such person was not a Director or a Statutory Auditor of the Issuer, as the case may be.

(c) The Co-Registrar is hereby authorized to authenticate and deliver, or cause to be authenticated and delivered, each Note upon the written order of an Authorized Officer of the Issuer (which order shall specify the name and address of the party to whom delivery is to be made) without any further action by the Issuer. Any Note that is required to be authenticated by the Co-Registrar pursuant to this Section 4 shall be authenticated by an authorized signatory of the Co-Registrar. Until a Note has been authenticated, it shall have no force and effect.

(d) In connection with the sale by the Issue and the purchase by a Dealer or Dealers of any Tranche of Notes, the Issuer and such Dealer(s) shall comply with all applicable provisions of the Procedures Memorandum, including agreeing upon the form of a pricing supplement for such Tranche (a “Pricing Supplement”).

(e) There shall be set forth in the relevant Pricing Supplement, as applicable:

(i) the Series number and the Tranche number;

(ii) the date on which the Notes will be issued (the “Issue Date”);

(iii) the aggregate principal amount of the Notes (the “Principal Amount”) and the price (generally expressed as a percentage of the Principal Amount) at which the Notes will be issued (the “Issue Price”);

(iv) the denominations of the Notes (the “Authorized Denomination(s)”);

(v) the specified currency (which shall include Argentine pesos, Australian dollars, Austrian schillings, Canadian dollars, Danish kronor, Deutsche marks, Dutch guilders, ECU, Finnish markkas, French francs, Hong Kong dollars, Irish pounds, Italian lire, New Zealand dollars, Norwegian kronor, Portuguese escudos, Swedish kronor, Swiss francs, U.S. dollars, Japanese yen or such other currency or currencies as may be agreed between the Issuer and the relevant Dealer(s)) in which the Notes will be denominated and, in the case of Dual Currency Notes (as defined below), the currency or currencies in which payment of interest and/or repayment or redemption in respect of the Notes is to be made (each a “Specified Currency”);

(vi) the interest and/or payment basis (the “Interest/ Payment Basis”) of the Notes, which may be one or more of the following:

(a)	Notes bearing interest on a fixed rate basis (“Fixed Rate Notes”);

(b)	Notes bearing interest on a floating rate basis (“Floating Rate Notes”);

(c)	Notes issued on a non-interest bearing basis (“Zero Coupon Notes”);

(d)	Notes in respect of which principal and/or interest is calculated by reference to an index and/or a formula (“Indexed Notes”); or

(e)	Notes in respect of which principal and/or interest is or may be payable in one or more Specified Currencies other than the Specified Currency in which they are denominated (“Dual Currency Notes”);

(vii) in the case of interest-bearing Notes, the date, if other than the Issue Date, from which such Notes bear interest (the “Interest Commencement Date”);

(viii) in the case of Notes other than Floating Rate Notes, the date on which such Notes (unless previously redeemed or purchased and cancelled) will be redeemed (the “Maturity Date”);

(ix) in the case of Floating Rate Notes, the month and year in which such Notes (unless previously redeemed or purchased and cancelled) will be redeemed (the “Redemption Month”);

(x) the amount at which each Note will be redeemed (the “Final Redemption Amount”), generally expressed as a percentage of the Principal Amount and/or in the case of Indexed Notes, as specified in accordance with (xv) below;

(xi) in the case of Notes redeemable in installments:

(a)	the date on which each installment is payable (each an “Installment Date”); and

(b)	the amount, generally expressed as a percentage of the Principal Amount, of each such installment (each an “Installment Amount”);

(xii) in the case of Fixed Rate Notes:

(a)	the rate, generally expressed as a percentage rate per annum, at which the Notes bear interest (the “Fixed Rate of Interest”), which may remain the same throughout the life of the Notes or increase and/or decrease;

(b)	the date(s) in each year on which interest is payable throughout the life of the Notes (each a “Fixed Interest Payment Date”);

(c)	where the period from the Interest Commencement Date to the first Fixed Interest Payment Date differs from the period between subsequent Fixed Interest Payment Dates, the amount of the first payment of interest (the “Initial Broken Amount”);

(d)	where the Maturity Date is not a Fixed Interest Payment Date, the amount of the final payment of interest (the “Final Broken Amount”); and

(e)	any other terms relating to the particular method of computing interest for such Notes;

(xiii) in the case of Floating Rate Notes:

(a)	the number of months or other period from (and including) the Interest Commencement Date to (but excluding) the first Floating Interest Payment Date (as defined in Condition 5(b)(i)) and from (and including) that and each successive Floating Interest Payment Date thereafter to (but excluding) the next following Floating Interest Payment Date (each an “Interest Period”), which may or may not be the same number of months or other period throughout the life of the Notes;

(b)	whether the applicable rate of interest (the “Rate of Interest”) will be calculated by reference to the Screen Rate Determination pursuant to Condition 5(b)(ii) or the ISDA Rate pursuant to Condition 5(b)(iii);

(c)	the reference rate (the “Reference Rate”), being a variable rate, which may be LIBOR, a rate determined by reference to Argentine financial instruments or some other rate and the method of computing the variable rate of interest for such Reference Rate (the “Reference Basis”) by which the Rate of Interest will be determined, in each case, if different from that set out in Condition 5(b);

(d)	the margin(s) (the “Margin(s)”), if any (expressed as a percentage per annum), over or under the Reference Rate by which the Rate of Interest is determined (which Margin may remain the same throughout the life of the Notes or increase and/or decrease), specifying whether any such Margin(s) is/are to be added to, or subtracted from, the Reference Rate;

(e)	the appropriate pages of the screen (if applicable) or the appropriate pages of the ECU screen (if any) for the purpose of Condition 5(b)(ii)(E)(1) or, as the case may be, Condition 6(c)(I);

(f)	the dates on which the Rate of Interest is to be determined (each an “Interest Determination Date”) for the purposes of Condition 5(b)(ii)(E)(2);

(g)	the Minimum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease; and/or

(h)	the Maximum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease;

(xiv) in the case of Zero Coupon Notes:

(a)	the accrual yield in respect of such Notes (the “Accrual Yield”) expressed as a percentage rate per annum;

(b)	the reference price attributed to the Notes on issue (the “Reference Price”); and

(c)	any other formula or basis of determining the amount payable;

(xv) in the case of Indexed Notes:

(a)	the index (the “Index”) to which amounts payable in respect of principal and/or interest are linked and/or the formula (the “Formula”) to be used in determining the amounts of principal and/or interest due;

(b)	the party responsible for calculating the amount of principal and/or interest due (if not the Fiscal Agent) (the “Calculation Agent”); and

(c)	the provisions regarding calculation of principal and/or interest in circumstances where such calculation by reference to the Index and/or the Formula is impossible and/or impracticable;

(xvi) in the case of Dual Currency Notes:

(a)	the exchange rate(s) or basis of calculating the exchange rate(s) to be used in determining the amounts of principal and/or interest due (the “Rate of Exchange”);

(b)	the party responsible for calculating the amount of principal and/or interest due (if not the Fiscal Agent) (the “Calculation Agent”);

(c)	the provisions regarding calculating of principal and/or interest in circumstances where such calculation by reference to the Rate of Exchange is impossible and/or impracticable; and

(d)	the person at whose option any Specified Currency or Currencies is or are to be payable;

(xvii) whether the Notes are to be redeemable at the option of the Issuer (other than for taxation reasons) and/or the Holders and, if so:

(a)	each date upon which redemption may occur (each an “Optional Redemption Date”);

(b)	each redemption amount for the Notes (each an “Optional Redemption Amount”) and/or the method, if any, of calculating the same; and

(c)	in the case of Notes redeemable by the Issuer in part, (1) the minimum principal amount, if any, of the Notes permitted to be so redeemed at any time (the “Minimum Redemption Amount”) and any greater principal amount of the Notes permitted to be so redeemed at any time (each a “Higher Redemption Amount”), if any, and (2) the method of selecting the Notes or portions thereof to be so redeemed (e.g., pro rata, by lot or as otherwise selected by the Fiscal Agent in accordance with applicable law and any applicable stock exchange regulations);

(xviii) the redemption amount (the “Early Redemption Amount”) in respect of the Notes payable on redemption for taxation reasons or following an Event of Default and/or the method, if any, of calculating the same if required to be specified by, or if different from that set out in, Condition 7(g);

(xix) details of the relevant stabilizing dealer, if any;

(xx) any additional selling restrictions that are required;

(xxi) details of any other relevant terms of such Notes or special conditions and of any modifications to the Conditions of the Notes;

(xxii) applicable definition of “Business Day” if different from that set out in the Conditions;

(xxiii) as applicable, the relevant Euroclear and Cedel Bank common code, ISIN, CINS and/or CUSIP numbers;

(xxiv) details of any additional or alternative clearance system approved by the Issuer and the Fiscal Agent and, if the relevant Notes are listed on the Luxembourg Stock Exchange or any other securities exchange (any such securities exchange being referred to herein as a “Stock Exchange”), details concerning such Stock Exchange;

(xxv) whether the Notes are convertible automatically or at the option of the Issuer and/or the Holders into Notes of another Interest/Payment Basis and, if so, the date(s) upon which such conversion will occur or such option(s) may be exercised, and the Interest/Payment Basis and other relevant terms;

(xxvi) whether the Notes are to be listed on any Stock Exchange;

(xxvii) the form of the Notes;

(xxviii) the intended use of proceeds of the Notes, if other than as stated in the Offering Circular under the caption “Use of Proceeds”;

(xxix) the method of distribution of the Notes;

(xxx) the name(s) of the Dealer(s) or syndicate of Dealers that are to offer and sell the Notes to be issued; and

(xxxi) any other information that the Issuer and the Dealers deem necessary or advisable to include in such Pricing Supplement.

(f) Upon receipt of a written direction from the Issuer, the Fiscal Agent shall (on behalf of the issuer and in accordance with such written direction and on the basis of the information and documentation the Fiscal Agent has in its possession) use all reasonable efforts to submit such reports or information as it may be directed by the Issuer from time to time to submit in order to comply with any applicable law, regulation or guideline promulgated by any relevant governmental authority including, without limitation, bank regulatory authorities, the Luxembourg Stock Exchange and/or any other Stock Exchange on which the Notes may be listed and the Deutsche Bundesbank, in the case of Notes denominated in or linked to Deutsche marks, and any other governmental or regulatory authorities, including (without limitation):

(i) preparing and sending monthly reports to the Ministry of Finance of Japan and the German Central Bank and ensuring that, as directed in writing by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Program; and

(ii) in accordance with the Procedures Memorandum, submitting to the relevant Stock Exchange such number of copies of each Pricing Supplement which relates to Notes which are to be listed as it may reasonably require.

Save as aforesaid, as among the parties hereto the Issuer shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Notes and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

5. Form of Notes; Book Entry Provisions; Title.

(a) Regulation S Global Note; Unrestricted Global Note. Notes to be sold in transactions outside the United States in reliance on Regulation S as provided in the Program Agreement shall be issued in the form of a permanent global Note in fully registered form without interest coupons (the “Regulation S Global Note”), substantially in the form of Exhibit A hereto, with such legends as may be applicable thereto, which global Note and the applicable Pricing Supplement shall be deposited on or prior to the Issue Date of the relevant Tranche of such Series on behalf of the subscribers for the Notes represented thereby with the Co-Registrar, as custodian for DTC, and registered in the name of Cede as DTC’s nominee, such global Note to be duly executed by the Issuer and authenticated by or on behalf of the Co-Registrar in the manner set forth in Section 4 hereof for credit on the Issue Date of such Tranche to the accounts of the relevant Dealers at Euroclear and Cedel Bank or such other accounts as they may direct. Until and including the 40th day (or such other time period as may be required under Regulation S, as amended from time to time) after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination and notified by the Issuer to the Co-Registrar and each of Euroclear, Cedel Bank and DTC (the “Restricted Period”), interests in such global Note may only be held by the agent members of Euroclear and/or Cedel Bank. Until such time as the Restricted Period shall have terminated, such global Note shall be referred to herein as the “Regulation S Global Note”. After such time as the Restricted Period shall have terminated, such global Note may, from time to time, be referred to herein as the “Unrestricted Global Note”. The aggregate principal amount of the Regulation S Global Note and the Unrestricted Global Note may from time to time be increased or reduced by adjustments made on the records of the Co-Registrar, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

(b) Restricted Global Note. Notes to be sold in reliance on Rule 144A as provided in the Program Agreement shall be issued in the form of a permanent global Note in fully registered form without interest coupons (the “Restricted Global Note” and, together with the Regulation S Global Note and the Unrestricted Global Note, the “Global Notes”, and each individually, a “Global Note”), substantially in the form set forth in Exhibit A hereto, with such legends as may be applicable thereto, which global Note and the applicable Pricing Supplement shall be deposited on or prior to the Issue Date of the relevant Tranche of such Series on behalf of the subscribers for the Notes represented thereby with the Co-Registrar, as custodian for DTC, and registered in the name of Cede as DTC’s nominee, such global Note to be duly executed by the Issuer and authenticated by or on behalf of the Co-Registrar in the manner set forth in Section 4 hereof, for credit on the Issue Date of such Tranche to the accounts of the relevant Dealers at DTC or such other accounts as they may direct. The aggregate principal amount of the Restricted Global Note may from time to time be increased or reduced by adjustments made on the records of the Co-Registrar, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book-Entry Provisions.

(i) DTC Book-Entry Provisions.

For each Series of Notes, the Issuer shall execute and the Co-Registrar shall, in accordance with Section 4 hereof, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of DTC or Cede, as DTC’s nominee, (b) shall be held by the Co-Registrar as custodian for DTC or pursuant to DTC’s instructions and (c) shall bear legends substantially to the following effect:

“Unless this Global Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Global Note issued is registered in the name of Cede & Co. (“Cede”) or such other entity as is requested by an authorized representative of DTC (and any payment hereon is made to Cede or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede (or such other entity as is requested by an authorized representative of DTC), has an interest herein.”

“Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee, except that transfers of portions of this Global Note may be made in accordance with the restrictions set forth in Section 6(b) and Section 7 of the Fiscal Agency Agreement referred to in this Global Note.”

So long as DTC or its nominee is the registered owner or Holder of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for purposes of this Agreement and the Notes. Members of, or participants in, DTC shall have no rights under this Agreement with respect to any Global Note held on their behalf by DTC, and DTC may be treated by the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent and any agent of such entities as the absolute owner of such Global Vote for all purposes whatsoever.

(ii) Offshore Book-Entry Provisions. This Section 5(c)(ii) shall apply only to Regulation S Global Notes or Unrestricted Global Notes deposited on behalf of the subscribers for the Notes represented thereby with the Co-Registrar as custodian for DTC for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel Bank insofar as interests in such Regulation S Global Note or Unrestricted Global Note are held through Euroclear’s or Cedel Bank’s participant account at DTC by the agent members of Euroclear or Cedel Bank.

The provisions of the “Operating Procedures of the Euroclear System”, the “Terms and Conditions Governing Use of Euroclear”, the “Management Regulations”, the “Instructions to Participants” and any other rules and regulations adopted from time to time of Euroclear and Cedel Bank, respectively, shall be applicable to such Regulation S Global Note or Unrestricted Global Note insofar as interests in such Regulation S Global Note or Unrestricted Global Note are held by the agent members of Euroclear or Cedel Bank. Account holders or participants in Euroclear and Cedel Bank shall have no rights under this Agreement with respect to such Regulation S Global Note or Unrestricted Global Note, and the nominee of DTC may be treated by the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of such entities as the owner of such Regulation S Global Note or Unrestricted Global Note for all purposes whatsoever.

(iii) Provisions Applicable to Global Notes. Notwithstanding the foregoing provisions of this Section 5(c), nothing herein shall prevent the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC, Euroclear or Cedel Bank, as the case may be, or impair, as between DTC, Euroclear or Cedel Bank, as the case may be, and their respective agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. The Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of any of such entities may conclusively rely and shall be protected in so relying on the records of DTC, Euroclear or Cedel Bank, as applicable, as to the identity of owners of beneficial interests in each Global Note and the principal amounts beneficially owned.

(d) Title. Title to Notes shall pass only by registration in the Register maintained by the Registrar and the Co-Registrar pursuant to Section 6(a).

(e) Identification. Each Global Note shall be assigned, as applicable, a different common code, ISIN, CINS and/or CUSIP number. Where a further Tranche of Notes of the same Series is issued, the Notes of such Tranche shall be assigned, as applicable, a common code, ISIN, CINS and/or CUSIP number that is or are different from the common code, ISIN, CINS and/or CUSIP number assigned to the Notes of any other Tranche of such Series at least until the expiration of the Restricted Period in respect of such Tranche of Notes.

6. Registration; Transfer and Exchange of Notes.

(a) Subject to any applicable laws and such reasonable regulations as it may prescribe, the Registrar shall keep books (the “Resister”) in Buenos Aires, Argentina for the registration of ownership, exchange, and transfer of Notes. The Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Notes. The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred and cancelled or lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar and the Co-Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar and the Co-Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. The costs and expenses of effecting any exchange or registration of transfer except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith shall be borne by the Issuer.

Upon presentation for exchange or transfer of any Note at the office of either the Registrar or Co-Registrar accompanied by a written instrument of transfer or exchange in a form approved by the Issuer (it being understood that, until notice to the contrary is given to the Holders, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any such Note), executed by the Holder or his attorney-in-fact duly authorized in writing, and upon completion of any certification required by the terms of this Agreement, such Note shall be transferred or exchanged upon the Register, and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No transfer or exchange of a Note shall be effective under this Agreement or the Notes unless and until such Note has been registered in the name of such Person in the Register.

(b) Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of DTC, transfers of interests between Global Notes, in whole or in part, shall only be made in accordance with this Section 6(b).

(i) Transfers of Global Notes in Whole. Subject to clauses (ii) through (v) of this Section 6(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii) Restricted Global Note to Regulation S Global Note. If Notes of a single Tranche are issued in the form of a Regulation S Global Note and a Restricted Global Note, and if an owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer its interest in such Restricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of DTC, Cedel Bank and Euroclear, in each case to the extent applicable, and the provisions of this Section 6(b)(ii), transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon receipt by the Co-Registrar, as Transfer Agent, of (1) instructions given in accordance with the rules and procedures of DTC from an agent member of DTC directing the Co-Registrar to debit or cause to be debited from the account of such agent member a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to that being transferred and to credit or cause to be credited to a specified account of the agent member of DTC for Euroclear or Cedel Bank, or both, as the case may be, a beneficial interest in the Regulation S Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Restricted Global Note to be transferred, (2) a written order given by the owner of such beneficial interest in accordance with the rules and procedures of DTC containing information regarding the Euroclear or Cedel Bank account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C hereto given by the owner of such beneficial interest to be transferred, the Co-Registrar, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred by debiting or causing to be debited the account of the agent member of DTC giving such instructions and the Co-Registrar, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the agent member of DTC for Euroclear or Cedel Bank, or both, as the case may be) a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of such Restricted Global Note.

(iii) Restricted Global Note to Unrestricted Global Note. If Notes of a single Tranche are issued in the form of a Regulation S Global Note and a Restricted Global Note, and if the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer its interest in such Restricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Unrestricted Global Note, such owner may, subject to the rules and procedures of DTC, Cedel Bank and Euroclear, in each case to the extent applicable, and the provisions of this Section 6(b)(iii), transfer or cause the transfer of such interest for an equivalent beneficial interest in such Unrestricted Global Note. Upon receipt by the Co-Registrar, as Transfer Agent, of (1) instructions given in accordance with the rules and procedures of DTC from an agent member of DTC directing the Co-Registrar, as Transfer Agent, to debit or cause to be debited from the account of such agent member a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to that being transferred and to credit or cause to be credited to a specified account of an agent member of DTC a beneficial interest in the Unrestricted Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Restricted Global Note to be transferred, (2) a written order given by the owner of such beneficial interest in accordance with the rules and procedures of DTC containing information regarding the participant account of DTC to be credited with such increase, and (3) a certificate in the form of Exhibit D hereto given by the owner of such beneficial interest to be transferred, the Co-Registrar, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred by debiting or causing to be debited the account of the agent member of DTC giving such instructions, and the Co-Registrar, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Unrestricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the agent member specified in such instructions a beneficial interest in such Unrestricted Global Note equal to the reduction in the principal amount of such Restricted Global Note.

(iv) Regulation Global Note or Unrestricted Global Note to Restricted Global Note. If Notes of a single Tranche are issued in the form of a Restricted Global Note and a Regulation S Global Note, and if the owner of a beneficial interest in the Regulation S Global Note or (after the applicable Restricted Period) the Unrestricted Global Note wishes at any time to transfer its interest in such Regulation S Global Note or Unrestricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such owner may, subject to the rules and procedures of DTC, Euroclear and Cedel Bank, in each case to the extent applicable, and the provisions of this Section 6(b)(iv), transfer or cause the transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Co-Registrar, as Transfer Agent, of (1) instructions from the agent member of DTC for Euroclear or Cedel Bank or (only in the case of an Unrestricted Global Note) any other agent member of DTC, as the case may be, directing the Co-Registrar, as Transfer Agent, to debit or cause to be debited from the account of such agent member a beneficial interest in the Regulation S Global Note or the Unrestricted Global Note, as the case may be, in an aggregate principal amount equal to that being transferred and to credit or cause to be credited to a specified account of an agent member of DTC a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Regulation S Global Note or the Unrestricted Global Note, as the case may be, to be so transferred, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase, and (2) with respect to a transfer of an interest in the Regulation S Global Note (but not the Unrestricted Global Note) for an interest in the corresponding Restricted Global Note, a certificate in the form of Exhibit E hereto given by the owner of such beneficial interest, the Co-Registrar, as Transfer Agent, shall instruct DTC, its nominee, or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of such Regulation S Global Note or Unrestricted Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Global Note or Unrestricted Global Note, as the case may be, to be so transferred by debiting or causing to be debited the account of the agent member of DTC giving such instructions, and the Co-Registrar, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note or Unrestricted Global Note, as the case may be, to be so transferred, and to credit or cause to be credited to the account of the agent member of DTC specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of the corresponding Regulation S Global Note or the corresponding Unrestricted Global Note, as the case may be.

(v) Other Transfers or Exchanges. In the event that a Global Note is exchanged for definitive Notes pursuant to Section 7 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (iv) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer.

(c) No transfer between a Note of one Series and the Note of another Series shall be permitted. Neither the Registrar nor the Co-Registrar shall register the transfer of or exchange of interests in a Global Note for a definitive Note or the transfer of or exchange of a definitive Note during the period commencing on the 15th day prior to the due date for any payment of principal of or interest on such Note and ending on the due date for such payment (such 15th day being the “Record Date”).

(d) Registration of transfer and exchange of any Note or Notes shall be permitted and executed as provided in the Conditions, this Section 6 and Section 7, and the costs and expenses of effecting any registration of transfer or exchange will be borne as provided in the Conditions, subject to such reasonable regulations as the Issuer, the Registrar, the Co-Registrar and the Transfer Agents may prescribe and provided that the Registrar, the Co-Registrar and the Transfer Agents may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions hereof or of the Notes.

(e) All Notes surrendered for registration of transfer or exchange shall be delivered to the Registrar, the Co-Registrar or a Transfer Agent. The Registrar, the Co-Registrar, the Fiscal Agent or such Transfer Agents, as applicable, shall cancel all such Notes surrendered for transfer or exchange and, upon such cancellation, deliver such Notes to the Fiscal Agent. The Fiscal Agent shall provide a certificate to the Issuer evidencing such cancellation. Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent, the Registrar or the Co-Registrar may require in connection with the delivery by such Transfer Agent of Notes upon transfer or exchange of Notes.

(f) If Notes are issued upon the transfer, exchange or replacement of Notes not bearing the legends required by the form of Global Note attached as Exhibit A hereto or the form of definitive Note attached as Exhibit B hereto, as the case may be (collectively, the “Legend”), the Notes so issued shall not bear the Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Fiscal Agent such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that any transfer thereof is made in a transaction exempt from the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Co-Registrar, at the written direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and such Note is subsequently held by the Issuer or an affiliate of the Issuer, the Issuer shall notify in writing the Fiscal Agent, the Transfer Agent, the Registrar and the Co-Registrar of such fact and shall deliver or cause to be delivered to the Co-Registrar such Note and the Legend shall be reinstated. For purposes of this Section 6(f), the term “affiliate”, shall have the meaning given that term in Rule 144(a)(1).

7. Definitive Notes.

(a) Conditions for Issuance. Interests in a Global Note deposited with the Co-Registrar as custodian for DTC pursuant to Section 5(a) or Section 5(b) shall be transferred to the beneficial owners thereof in the form of definitive Notes only if such transfer complies with Section 6(b) and Section 6(c) and (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or at any time ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary so registered is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer determines that the Global Note with respect to any Series of Notes shall be exchanged in full for Notes in definitive registered form or (iii) an Event of Default (as defined in Condition 11) shall occur and be continuing. Definitive Notes representing Notes sold in reliance on Rule 144A shall be issued without coupons in amounts of U.S.$100,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) and higher integral multiples of U.S.$1,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) or in such denominations as may be specified in the applicable Pricing Supplement, subject to compliance with all applicable legal and regulatory requirements. Definitive Notes representing Notes sold in transactions outside the United States in reliance on Regulation S shall be issued without coupons in amounts of U.S.$10,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) and higher integral multiples of U.S.$1,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) or in such denominations as may be specified in the applicable Pricing Supplement, subject to compliance with all applicable legal and regulatory requirements.

(b) Issuance. If interests in any Global Note are to be transferred to the beneficial owners thereof in the form of definitive Notes pursuant to this Section 7, such Global Note shall be surrendered by DTC to the Co-Registrar, as Transfer Agent, to be so transferred without charge. The Co-Registrar shall authenticate and deliver, upon such transfer of interests in such Global Note, an equal aggregate principal amount of definitive Notes. The definitive Notes transferred pursuant to this Section 7 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the applicable Pricing Supplement, and definitive Notes shall be registered in such names and delivered to such persons as DTC shall direct in writing. The Co-Registrar shall have at least 30 days from the date of its receipt of definitive Notes and registration information to authenticate and deliver such definitive Notes. Any definitive Note delivered in exchange for an interest in a Restricted Global Note shall, except as otherwise provided by Section 6(f), bear, and be subject to, the Legend. In the event of the occurrence of any of the events specified in paragraph (a) above, the Issuer will promptly make available to the Co-Registrar a reasonable supply of definitive Notes. The Issuer shall bear the costs and expenses of printing or preparing any definitive Notes.

(c) Transfer of Definitive Notes. Subject to Section 6(b)(v), the Holder of any definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office of any Transfer Agent such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer by, the Holder thereof or his attorney-in-fact duly authorized in writing. In exchange for any definitive Note properly presented for transfer, such Transfer Agent shall cause to be authenticated and delivered within ten Business Days of receipt of such form of transfer and definitive Note to be transferred, to the transferee at the office of such Transfer Agent, or send by mail (at the risk of the transferee) to such address as the transferee may request, definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive Note in part, such Transfer Agent shall also cause to be authenticated and delivered to the transferor at the office of such Transfer Agent, or send by mail (at the risk of the transferor) to such address as the transferor may request, definitive Notes for the aggregate principal amount that was not transferred. No transfer of any definitive Note shall be made unless the request for such transfer is made by the registered Holder or by a duly authorized attorney-in-fact at the office of a Transfer Agent.

(d) Exchange of Definitive Notes. At the option of the Holder on request, confirmed in writing and subject to applicable laws and regulations and to the Conditions, definitive Notes may be exchanged for definitive Notes of any authorized denominations and of equal aggregate principal amount, upon surrender of such Notes to be exchanged at the office of any Transfer Agent. Whenever any such Note is so surrendered for exchange, together with a written request for exchange, such Transfer Agent shall cause to be promptly authenticated and delivered Notes which the Holder making the exchange is entitled to receive.

8. Payments.

(a) In order to provide for the payment of principal of and interest (including Additional Amounts as defined in and pursuant to Condition 9) on Notes as the same shall become due and payable, the Issuer hereby agrees to provide to the Fiscal Agent by noon (New York City time) one Business Day prior to any date on which a payment of principal or interest (if any) is due in respect of Notes denominated in U.S. dollars and by noon (New York City time) two Business Days prior to any date on which a payment of principal or interest (if any) is due in respect of Notes denominated in a Specified Currency other than U.S. dollars (each, a “Payment Date”), an amount in immediately available funds in the currency in which such Notes are denominated, which (together with any amounts then held by the Fiscal Agent and available for that purpose) shall be sufficient to pay the entire amount of principal of and interest on (including any Additional Amounts) or redemption amount becoming due on such Payment Date with respect to such Notes. Should the Issuer fail to provide funds to the Fiscal Agent as and when required by the immediately preceding sentence, the Fiscal Agent shall forthwith give notice of such failure to the Issuer and to each Paying Agent and, upon any subsequent receipt of such funds from the Issuer, the Fiscal Agent shall forthwith notify of such receipt to the Issuer and each Paying Agent. Any overnight interest which may be agreed in a separate writing between the Issuer and the Fiscal Agent to be paid by the Fiscal Agent and which shall accrue, in accordance with such separate writing, on amounts received by the Fiscal Agent from the Issuer prior to any Payment Date, up to but not including such Payment Date, shall be for the Issuer’s account.

(b) The Issuer hereby authorizes the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of and interest on (including any Additional Amounts) the Notes. Payment of any interest on the Notes will be made by check drawn on a bank in the principal financial center of the country issuing the relevant currency to the person entitled thereto as provided in the Conditions, provided that payment of any interest on the Notes may be made to a Holder of at least U.S.$1,000,000 in principal amount thereof (or, in the case of Notes not denominated in U.S. dollars, the U.S. dollar equivalent thereof as at the Payment Date rounded to the nearest 1,000 Units of such currency) by wire transfer to an account maintained by the payee with a bank in the principal financial center of the country issuing the relevant currency, provided that such Holder so elects by giving written notice to the Fiscal Agent or, in the case of any payment of principal, to the Paying Agent to whom such Note shall be presented and surrendered for payment, designating such account with wire transfer instructions satisfactory to the Fiscal Agent or Paying Agent, as the case may be, no later than the Record Date immediately preceding the relevant Payment Date. Unless such designation is revoked in writing to the person to whom given at least 15 days prior to a Record Date, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder. The Issuer shall pay the administrative costs imposed by banks in connection with making payments by wire transfer. The Fiscal Agent shall make amounts received by it available to the Paying Agents and the Paying Agents shall hold such funds in trust and apply them to the payment of such principal and interest (including any Additional Amounts) on such Payment Date. Neither the Fiscal Agent nor any Paying Agent shall be required to use its own funds in making any payment on the Notes. All sums payable to the Fiscal Agent hereunder shall be paid to such account and with such bank as the Fiscal Agent may from time to time notify the Issuer in writing not less than five Business Days before any such sum is due and payable.

(c) In any case where a Payment Date is a day on which banking institutions are authorized or obligated by law to close at any place of payment, then the relevant payment need not be made on such date but may be made on the next day on which banking institutions are not authorized or obligated by law to close at such place, with the same force and effect as if made on the date for such payment, and no interest shall accrue with respect to such payment for the period from and after such date.

(d) Payments of principal of and interest on (including any Additional Amounts) the Notes shall be made in the manner set forth herein and in the Notes. If payment is made in respect of the principal of any Notes represented by a Global Note, the Fiscal Agent shall endorse or cause to be endorsed such Global Note to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such Global Note shall be reduced for all purposes by the amount so endorsed. Payments in respect of principal of the

Notes of each Series due on the Maturity Date for such Series shall be made only against the surrender of such Notes.

(e) At least ten Business Days prior to the first date of payment of principal of or interest on Notes if at such time any payment of principal of or any interest on such Notes shall be subject to deduction or withholding for or on account of any Argentine Taxes (as defined in Condition 9), and at least ten such Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to such matters, the Issuer will furnish the Fiscal Agent and each Paying Agent with a certificate of an Authorized Officer of the Issuer instructing the Fiscal Agent and each such Paying Agent whether such payment of principal of or any interest on such Notes shall be made after deduction or withholding for or on account of any Argentine Taxes. If any such deduction or withholding shall be required, then such certificate shall specify the rate of withholding and the amount, if any, required to be withheld on such payment to Holders of such Notes and shall certify that any such amount withheld will be paid by the Issuer to the appropriate governmental authority, with interest or penalty as may be required, and the Issuer shall pay or cause to be paid to the Fiscal Agent Additional Amounts, if any, required by Condition 9 to be paid. In the absence of any such certificate, the Fiscal Agent and each Paying Agent may assume that no such deduction or withholding shall be required. The Issuer agrees to indemnify the Fiscal Agent and each Paying Agent for, and to hold each harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this Section 8(e) or not furnished. Any certificate required by this Section 8(e) to be provided to the Fiscal Agent and each Paying Agent shall be deemed to be duly provided if telecopied to, and received by, the Fiscal Agent.

(f) The Issuer shall provide to the Fiscal Agent, pursuant to Condition 9, duplicate original or a true and complete copy of the original official receipt evidencing payment by the Issuer of Argentine Taxes. The Issuer shall also provide to each Paying Agent and any withholding agent under relevant tax regulations, upon the request of such entity, copies of each such original official receipt received by the Issuer. Each such Paying Agent and withholding agent shall retain each such duplicate or copy of such receipt received by it, and each Paying Agent and the Fiscal Agent shall retain any certificate referred to in Section 8(e) hereof, for so long as any Note is Outstanding and in no event for less than four years after its receipt, and for such additional period thereafter as such duplicate or copy or certificate may become material in the administration of applicable tax laws as is indicated by the Issuer in writing to each Paying Agent.

(g) If on any Payment Date in respect of a Note denominated in U.S. dollars or a Specified Currency other than Argentine pesos any restrictions or prohibitions of access to the Argentine foreign exchange market exists such that U.S. dollars or such Specified Currency, as the case may be, is unavailable, the Issuer agrees to pay all amounts payable under the Notes in the currency of such Notes either (i) by purchasing, with Argentine pesos, any series of “Bonos Externos de la República Argentina” (U.S. dollar denominated Argentine Government Bonds, or “Bonex”) or any other securities or public or private bonds issued in Argentina, and transferring and selling such instruments outside Argentina for the currency of such Notes, or (ii) by means of any other legal procedure existing in Argentina, on any due date for payment under the Notes, for the purchase of the Specified Currency of such Notes. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Issuer.

9. Mutilation or Loss of Notes; Record of Replacement or Cancellation; Repurchases. (a) The Issuer shall execute and deliver to the Fiscal Agent or the Replacement Agent (as defined below) Notes in such amounts and at such times as to enable the Fiscal Agent or the Replacement Agent, as the case may be, to fulfill its responsibilities under this Agreement and the Notes. The issuer hereby initially appoints The Bank of New York as replacement agent (the “Replacement Agent”) for purposes of this Section 9.

(b) If any Note shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, subject to all the applicable laws and regulations and the requirements of the Luxembourg Stock Exchange and/or any other Stock Exchange on which the Notes are admitted to listing, execute and the Fiscal Agent may, upon the Holder agreeing to provide such indemnity as shall be required under paragraph (c) of this Section 9 and in the absence of notice to the Issuer or the Fiscal Agent or the Replacement Agent, as the case may be, that such Note has been acquired by a bona fide purchaser (as defined in Section 8-302 of the New York Uniform Commercial Code, as amended), authenticate and deliver a new Note on such terms as the Issuer and the Fiscal Agent or the Replacement Agent, as the case may be, may require, in exchange and substitution for the mutilated or defaced Note or in lieu of and in substitution for the destroyed, lost or stolen Note. Each Note authenticated and delivered for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note before such mutilation or defacement, or destruction, loss or theft.

(c) In the case of a mutilated, defaced, destroyed, lost or stolen Note, indemnity satisfactory to the Fiscal Agent, the Replacement Agent and the Issuer will be required of the owner of such Note and evidence to the satisfaction of the Fiscal Agent or the Replacement Agent, as applicable, and the Issuer of the destruction, loss or theft of such Note and of the ownership thereof before a replacement Note will be issued. In the case of mutilation or defacement of a Note, the Holder shall surrender to the Fiscal Agent or Replacement Agent the Note so mutilated or defaced. In addition, prior to the issuance of any Note in substitution for the mutilated, defaced, destroyed, lost or stolen Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Fiscal Agent, the Replacement Agent and their respective counsel and counsel to the Issuer) connected therewith. If any Note that has matured or will mature within 30 days shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may pay, in its sole discretion, or authorize payment of the same without issuing a substitute Note.

(d) In the case of the replacement of any of the Notes, the Fiscal Agent, the Registrar, the Co-Registrar and the Replacement Agent shall keep a record of the Notes so replaced by serial number, and of the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes (including upon repayment), the Fiscal Agent, the Registrar, the Co-Registrar and the Replacement Agent shall keep a record by serial number of the Notes so cancelled and the date on which such Notes were cancelled.

Upon replacement of Notes bearing the Legend regarding transfer restrictions, the Fiscal Agent or Replacement Agent shall deliver only replacement Notes that bear such Legend unless the conditions for removal of such Legend set forth in Section 6 (f) hereof are met.

(e) The Issuer and its affiliates, if any, may, pursuant to and to the extent permitted by applicable law, at any time purchase Notes by tender or in the open market at any price. Any Note purchased by the Issuer or any affiliate of the Issuer shall be promptly delivered to or to the order of the Fiscal Agent for cancellation and shall be cancelled by or at the order of the Fiscal Agent.

(f) All Notes surrendered for payment, redemption, transfer, exchange or substitution or surrendered for cancellation shall be cancelled by the Fiscal Agent, the Paying Agent or the Transfer Agent to whom surrendered and, if cancelled by a Paying Agent or a Transfer Agent, delivered to or at the order of the Fiscal Agent. All cancelled Notes shall be destroyed by or on behalf of the Fiscal Agent, which shall then provide the Issuer with a certificate of the destruction of such Notes.

10. Agents. Each of the Fiscal Agent, the Registrar, the Co-Registrar and the Paying Agents and the Transfer Agents accepts its obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Issuer agrees and to all of which the rights of the Holders from time to time of the Notes shall be subject:

(a) Compensation and Indemnity. Each of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, the Paying Agents and the Transfer Agents shall be entitled to such compensation as shall be agreed upon in writing with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse each of such agents for reasonable and duly documented out-of-pocket expenses (including reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder. The Issuer agrees to indemnify each of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, the Paying Agents and the Transfer Agents for, and to hold each of them harmless against, any loss, liability, cost, claim, action, demand or expense incurred by it without negligence or bad faith on its part arising out of or in connection with its acceptance or its administration of its duties or the exercise of its rights or powers under this Agreement, as well as the reasonable and duly documented costs and expenses of investigating or defending against any claim of liability related thereto. The obligations of the Issuer under this Section 10(a) shall survive the payment of the Notes, the resignation or removal of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, any of the Paying Agents or any of the Transfer Agents and the satisfaction and discharge or other termination of this Agreement.

(b) Agency. In acting under this Agreement and in connection with the Notes, each of the Fiscal Agent, the Registrar, the Co-Registrar, each Paying Agent, the Replacement Agent, the Calculation Agent and each Transfer Agent is acting solely as agent, and not as an employee, of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with any of the owners of beneficial interests in or Holders of the Notes, except that all funds held by the Fiscal Agent or any Paying Agent for the payment of principal of or interest

(and any Additional Amounts) on the Notes shall be held in trust by the Fiscal Agent or such Paying Agent, as the case may be, and applied as set forth herein and in the Notes, but need not be segregated from other funds held by the Fiscal Agent or such Paying Agent except as required by law, provided that any such monies remaining unclaimed at the end of two years after the date on which such principal, interest or Additional Amounts shall have become due and payable shall be repaid to the Issuer. Upon such repayment, the aforesaid trust shall terminate and all liability of the Fiscal Agent and any such Paying Agent with respect to such monies shall cease.

(c) Advice of Counsel. Each of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, the Paying Agents and the Transfer Agents may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion; provided, however, that (i) such counsel shall be subject to the prior approval of the Issuer, which approval may not be unreasonably withheld, and (ii) any such opinion shall state that the Issuer may rely thereon.

(d) Reliance. Each of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, the Paying Agents and the Transfer Agents shall be protected and held harmless in respect of, and shall incur no liability for or in respect of any action reasonably taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, opinion or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been presented or signed by the proper party or parties.

(e) Interest in the Notes, etc. The Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, each Paying Agent and each Transfer Agent, and each of their respective officers, directors and employees, may become the owner of, or acquire any interest in, any Notes or other obligations of the Issuer with the same rights that it would have had if it were not the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, such Paying Agent or such Transfer Agent or such person, as the case may be, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Notes or owners of beneficial interests in the Notes or other obligations of the Issuer as freely as if it were not the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent or such Paying Agent or such Transfer Agent or such person, as the case may be.

(f) Non-Liability for Interest. Other than as may be provided in any agreement between the Issuer and the Fiscal Agent to the contrary, neither the Fiscal Agent nor any Paying Agent shall have any liability for interest on the Notes, or have a duty to invest monies at any time received by it pursuant to any of the provisions of this Agreement or the Notes.

(g) Notice of an Event of Default or Claim of Reimbursement. Each Paying Agent shall promptly notify the Fiscal Agent and the Issuer, and the Fiscal Agent shall promptly notify each Paying Agent and the Issuer, by telephone confirmed in writing, if the Fiscal Agent or a Paying Agent shall receive from a Holder of a Note:

(i) any written notice which describes an event or condition and expressly states that such event or condition is an “Event of Default” under such Note or any written demand for payment of any principal of or interest or other amount due on any Note on any Payment Date or otherwise and not paid thereon in accordance with the terms of such Note, or

(ii) any written notice which states that such Holder intends to pay taxes or liabilities arising therefrom or with respect thereto due in respect of such Note and claims reimbursement in respect thereof.

Each such notice by a Paying Agent or Fiscal Agent pursuant to this subsection shall be given in accordance with Section 17 hereof.

(h) Agent for Purpose of Determining Interest Rate. The Fiscal Agent, unless otherwise specified in the applicable Pricing Supplement, shall act as the agent of the Issuer for the purpose of determining the interest rate applicable to the Notes in accordance with the Conditions and the provisions of this Agreement.

(i) Use of Agents. Each of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, the Paying Agents and the Transfer Agents may perform the services required to be rendered by it hereunder which are customarily performed by corporate trust departments of banks or trust companies through attorneys-in-fact or agents not regularly in their employ, either directly or through such agents or attorneys-in-fact and any such Agent shall not be responsible or liable for any misconduct or negligence on the part of any such agent or attorney-in-fact appointed by them with due care hereunder.

(j) Incurrence of Financial Liabilities. No provision of this Agreement shall require any of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, the Paying Agents or the Transfer Agents to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Notes, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(k) No Representations. The Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, each Paying Agent and each Transfer Agent makes no representations as to the validity or sufficiency of this Agreement, the Exchange Rate Agency Agreement, any Note or any offering materials and shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

11. Determination of Interest Rates and Currency Equivalents. (a) on each date on which the interest rate applicable to the Notes of any Tranche is to be determined in accordance with the Conditions, the Fiscal Agent shall at, or as soon as practicable after, the specified time on such date establish the Interest Period and determine the Rate of Interest and the Interest Amount with respect to such Tranche in the manner set out in the Conditions and the applicable Pricing Supplement and shall as soon as practicable thereafter but in any event not later than the fourth Business Day thereafter notify the Issuer and each Paying Agent of such Interest Period, Rate of Interest and Interest Amount and no later than the first Business Day in the relevant Interest Period (subject to any earlier notice date required by the applicable Stock Exchange), notify the applicable Stock Exchange of such Rate of Interest and Interest Amount (so long as Notes of such Tranche are listed on such Stock Exchange and the rules of such Stock Exchange so require).

(b) Without prejudice to the foregoing obligations of the Fiscal Agent, if the Fiscal Agent does not or cannot for any reason determine the Rate of Interest it shall promptly give notice of such failure or inability to each such aforesaid person and in addition take such further action (if any) consequential thereon as may be specified by the Conditions and the applicable Pricing Supplement.

(c) The Fiscal Agent shall cause the relevant Rate of Interest, Interest Payment Date and Interest Amount so determined by it, and any further information required to be notified to Holders with respect thereto, to be notified to Holders in accordance with the Conditions as soon as practicable after their determination and in no event later than the final time or date specified for such notification by the Conditions and the applicable Pricing Supplement.

(d) If any or all of the Notes become immediately due and payable in accordance with the Conditions, the Interest Period, Rate of Interest and Interest Amount with respect to such Notes shall nevertheless continue to be determined by the Fiscal Agent, subject to the Conditions, and notified to the persons specified in Section 11(a) until such Notes have been paid in full, but, unless otherwise specified in the Conditions and the applicable Pricing Supplement, no notification thereof to the Holders need be made.

(e) Where, in accordance with the Conditions and the applicable Pricing Supplement, the Rate of Interest is to be determined in accordance with rates quoted or provided by specified banks (the “Reference Banks”) and pursuant to any Pricing Supplement the Issuer is required to maintain Reference Banks, the Issuer shall maintain such Reference Banks. If Reference Banks are changed, the Issuer shall promptly notify the Fiscal Agent in writing upon any change in the identity of any of the Reference Banks.

(f) Unless otherwise provided herein, for purposes hereof the Fiscal Agent shall determine the U.S. dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes, each issue of Indexed Notes, and each issue of Zero Coupon Notes or other Notes issued at a discount as follows:

(A) the U.S. dollar equivalent of Notes denominated in a currency other than U.S. dollars shall be determined by the Fiscal Agent as of 2:30 p.m. London time on the Issue Date for such Notes by reference to a page being displayed on the Reuter Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Telerate Service or such other service as is agreed between the Fiscal Agent and the Issuer from time to time;

(B) the U.S. dollar equivalent of Dual Currency Notes and Indexed Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes; and

(C) the principal amount of Zero Coupon Notes and other Notes issued at a discount shall be deemed to be the net proceeds received by the Issuer for the relevant issue.

The Fiscal Agent shall promptly notify the Issuer of each determination made as aforesaid.

12. Resignation and Appointment of Successors.

(a) The Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, any Paying Agent and any Transfer Agent may at any time resign by giving written notice of its resignation to the Issuer specifying the date on which its resignation shall become effective, subject to the conditions set forth below, provided that such date shall be at least 90 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept shorter notice, and may not be a date within twenty-one calendar days before or after an interest payment date. The Issuer may, at any time and for any reason, remove any of the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, any Paying Agent or any Transfer Agent by the filing with the Fiscal Agent and such agent of any instrument signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, such resignation or removal shall take effect only upon the appointment by the issuer, as provided below, of a successor Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent, and the acceptance of such appointment by the successor Fiscal Agent, successor Registrar, successor Co-Registrar, successor Paying Agent or successor Transfer Agent, as applicable. Upon its resignation or removal, the Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent, Paying Agent or Transfer Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all reasonable and duly documented out-of-pocket expenses incurred in connection with the services rendered by it hereunder and will reimburse the Issuer any monies received from the Issuer which do not correspond to costs or duties effectively incurred, such reimbursement to be on a pro-rata basis with respect to periodic fixed fees.

(b) In case at any time the Fiscal Agent, the Registrar, the Co-Registrar (or any Paying Agent if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Notes and this Agreement, the Issuer is required to maintain a Paying Agent, or any Transfer Agent if such Transfer Agent is the only Transfer Agent located in a place where, by the terms of the Notes and this Agreement, the Issuer is required to maintain a Transfer Agent) shall resign, or shall be removed, or shall become incapable of acting, or be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor to such Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent, as applicable, shall be appointed by the Issuer by an instrument in writing. Upon the appointment of a successor Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent, as applicable, and acceptance by it of such appointment, the Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent so superseded shall cease to be such Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent hereunder. If no such successor shall have been so appointed, or if so appointed, shall not have accepted appointment as hereinafter provided, any Holder who has been a bona fide Holder for at least six months, on behalf of itself and all others similarly situated, or the Fiscal Agent, the Registrar, the Co-Registrar, the Paying Agent or the Transfer Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor.

(c) Any successor Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent, Paying Agent, or Transfer Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent, Paying Agent or Transfer Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect, as if originally named as the Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent, a Paying Agent or a Transfer Agent hereunder, as the case may be, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall transfer over to such successor Registrar, Co-Registrar, Replacement Agent, Calculation Agent, Paying Agent or Transfer Agent, as applicable, all monies or other property at the time held by it hereunder.

(d) Any corporation or bank into which the Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent, or any Paying Agent or Transfer Agent may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent or any Paying Agent or Transfer Agent shall be a party, or any corporation to which the Fiscal Agent, Registrar, Co-Registrar, Replacement Agent, Calculation Agent, or any Paying Agent or Transfer Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor to the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent, such Paying Agent or such Transfer Agent, as the case may be, without the execution or filing of any document or any further act on the part of the parties hereto.

13. Amendments Without the Consent of Holders. Modification and amendment of this Agreement, the Exchange Rate Agency Agreement and the Notes of the relevant Series (including the Conditions) may be made by the Issuer and the Fiscal Agent, without the consent of any Holder, for any of the following purposes: (i) to evidence the succession of another Person to the Issuer as obligor under this Agreement; (ii) to add to the covenants of the Issuer for the benefit of the Holders of all or any Series of Notes; (iii) to add Events of Default for the benefit of the Holders of all or any Series of Notes; (iv) to change or eliminate any provisions of this Agreement, provided that any such change or elimination shall become effective only when there are no Outstanding Notes of any Series created prior thereto that is entitled to the benefit of such provision; (v) to establish the form or terms of Notes of any Series; (vi) to secure the Notes; (vii) to provide for the acceptance of appointment by a successor Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent; (viii) to close this Agreement with respect to the authentication and delivery of additional Series of Notes; (ix) to cure any ambiguity, defect or inconsistency in this Agreement, the Exchange Rate Agency Agreement or the Notes (including the Conditions); (x) to amend or supplement any provision contained in this Agreement, the Exchange Rate Agency Agreement or the Notes or in any amendment hereto or thereto; and (xi) for any other purpose that the parties to this Agreement, or the Exchange Rate Agency Agreement, as the case may be, may mutually deem necessary or desirable; provided in each such case that any such modification or amendment does not adversely affect the interests of Holders of Notes of any Series under this Agreement in any material respect.

14. Amendments With the Consent of Holders; Meetings of Holders.

(a) Modifications and amendments to the Notes of the relevant Series (including the Conditions) and to this Agreement and the Exchange Rate Agency Agreement as they apply to such Notes may be made, and future compliance therewith or past default by the Issuer may be waived with respect to the Notes of such Series, by the adoption of a resolution at a meeting of the Holders of such Series held in accordance with the provisions below and in the Conditions. The Fiscal Agent or the Issuer shall, upon the request of the Holders of at least 5% in aggregate principal amount of the Notes at the time Outstanding or of the Notes of any Series at the time Outstanding, or the Issuer or the Fiscal Agent at its discretion may, call a meeting of the Holders of Notes or the Holders of Notes of any Series at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes or the Notes of any Series to be made, given or taken by the Holders of such Notes. The meetings will be held in the city of Buenos Aires; provided, however, that the Issuer or the Fiscal Agent may determine to hold any such meetings in The City of New York and/or in London. In any case, meetings shall be held at such time and at such place in any such city as the Issuer or the Fiscal Agent shall determine. Any resolution passed at a meeting convened in London or The City of New York shall be binding on all Holders of Notes or all Holders of Notes of any Series, as the case may be (whether present or not at such meeting), only upon ratification by a meeting of such Holders held in the city of Buenos Aires in accordance with the Negotiable Obligations Law. Subject as aforesaid, any resolution duly passed will be binding on all Holders of Notes or all Holders of Notes of any Series, as the case may be (whether or not they were present at the meeting at which such resolution was passed). If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Fiscal Agent or the Issuer, as the case may be. Notice of any meeting of Holders of Notes or Holders of Notes of any Series (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten days nor more than 30 days prior to the date fixed for the meetings in the Official Gazette of Argentina and also in the manner provided in Condition 16, and any publication thereof shall be five consecutive business days in each place of publication.

(b) Meetings are subject to a first and a second call. The quorum for the first call will be persons holding or representing 60% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time Outstanding, and upon the failure to reach such quorum, persons holding or representing 30% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time Outstanding, will constitute a quorum for the meeting convened on the second call. In both cases, decisions shall be made by the affirmative vote of the Holders of the majority in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the unanimous consent or the unanimous affirmative vote of the Holders of Notes or the Holders of Notes of any Series, as the case may be, shall be required to adopt a valid decision on

(i) changing the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Note of such Series; or

(ii) reducing the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any Note of such Series; or

(iii) changing any obligation of the Issuer to pay Additional Amounts in respect of any Note of such Series; or

(iv) changing the place or currency of payment of principal of, or any premium or interest on, any Note of such Series; or

(v) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Optional Redemption Date; or

(vi) reducing the above-stated percentage of Holders of Notes of such Series necessary to modify or amend this Agreement or to consent to any waiver hereunder or reduce the requirements for voting or quorum described above; or

(vii) modifying the foregoing requirements or reduce the percentage of Notes of such Series necessary to waive any past default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all Holders of Notes or all Holders of Notes of any Series, as the case may be, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes or the Notes of any Series if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

Any Holder may attend the meeting either personally or by proxy. Holders who intend to attend a Holders’ meeting must notify the Registrar of their intention to do so at least three Business Days prior to the date of such meeting. Such notification will entitle such holders to attend the meeting.

For purposes of any meeting of the Holders, each U.S.$1.00 (or its equivalent in a Specified Currency determined as set forth in paragraph (h) of this Section 14) of face value of the Outstanding Notes or Notes of any Series will entitle the Holder to one vote. Notes held for the account of the Issuer or any of its affiliates will not be considered outstanding and such Holder(s) will not participate in taking any actions under the terms of the Notes.

(c) The appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed.

The following persons may not be appointed proxies: (i) a member of the Board of Directors, a Statutory Auditor or employee of the Issuer, (ii) a person holding at the time of the meeting 20% or more of the issued and outstanding shares of common stock of the Issuer or, (iii) any person who under Argentine law may not be appointed a member of the Board of Directors of the Issuer.

(d) The holding of a Note shall be proved by the Register maintained in accordance with Section 6 or by a certificate or certificates of the Registrar in its capacity as such.

(e) In the case of any meeting, the Issuer shall appoint a temporary chairman of the meeting in accordance with the provisions of the Negotiable Obligations Law, which provides that such temporary chairman may be a representative of the Holders, a Statutory Auditor of the Issuer, a representative of a controlling authority of the Issuer or a designee by a judicial authority. Thereafter, in the case of a meeting called by the Issuer, the Issuer shall appoint a permanent chairman and a permanent secretary for such meeting. In the case of any other meeting, a permanent chairman and a permanent secretary of the meeting shall be elected by vote of persons entitled to vote a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting each such Holder or proxy shall be entitled to one vote as set forth in paragraph (b) of this Section 14, provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of such Holders duly called at which a quorum is present may be adjourned from time to time by vote of such Holders of a majority in aggregate principal amount of the Notes represented and voting at such meeting, and the meeting shall be so adjourned without further notice (except, so long as the Notes are listed on a Stock Exchange, as may be required under the rules of such Stock Exchange); provided, however, that any meeting held in the city of Buenos Aires in accordance with the Negotiable Obligations Law may be so adjourned only once and for a period of no more than 30 days.

(f) The vote upon any resolution submitted to any meeting of Holders of Notes or Holders of Notes of any Series shall be by written ballot on which shall be subscribed the signatures of the Holders of Notes or the Holders of Notes of any Series or proxies of such Holders and on which shall be inscribed an identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes entitled to be voted by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes of any Series shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on a vote taken by ballot at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Condition 16. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Absent manifest error, any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g) For purposes of the provisions of this Agreement and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i) Notes theretofore cancelled by the Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent or delivered to the Fiscal Agent for cancellation;

(ii) Notes which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest and Additional Amounts thereon shall have been paid to the Holder thereof or duly provided for; and

(iii) Notes paid pursuant to Section 9(c) as such Notes shall have become due and payable and Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes or Outstanding Notes of any Series are present at a meeting of Holders of such Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, (i) the principal amount of any Note issued on an original issue discount basis (“Original Issue Discount Note”) that may be counted in making such determination or calculation and that shall be deemed to be outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof, (ii) the principal amount of any Note denominated in a Specified Currency other than U.S. dollars that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the U.S. dollar equivalent of such Note, determined as set forth in paragraph (h) of this Section 14, (iii) the principal amount of any Indexed Note that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Note at original issuance, unless otherwise provided in a Pricing Supplement with respect to such Note, and (iv) Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Fiscal Agent shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Fiscal Agent knows to be so owned shall be so disregarded.

Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Fiscal Agent the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

(h) For purposes of calculating the aggregate principal amount of Notes or Notes of a Series for the purposes of this Section 14, in the case of a Note denominated in a Specified Currency other than U.S. dollars, the U.S. dollar equivalent of such Note shall be calculated at the exchange rates prevailing in New York City at the close of business on the Business Day preceding the day of such meeting, as determined by the Fiscal Agent, or in the case of written consents or notices, on such date as the Issuer shall designate for such purpose.

(i) If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series, the foregoing provisions of this Section 14 shall have effect subject to the following modifications:

(i) a resolution which in the opinion of the Fiscal Agent affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the Holders of the Notes of that Series;

(ii) a resolution which in the opinion of the Fiscal Agent affects the Notes of more than one Series but does not give rise to a conflict of interest between the Holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the Holders of the Notes of all the Series so affected;

(iii) a resolution which in the opinion of the Fiscal Agent affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the Holders of the Notes of one Series or group of Series so affected and the Holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the Holders of the Notes of each Series or group of Series so affected; and

(iv) to all such meetings all the preceding provisions of this Section 14(i) shall apply to the same extent as though references therein to Notes and Holders were references to the Notes of the Series or groups of Series in question or to the Holders of such Notes, as the case may be.

Upon the request of the Issuer and at the Issuer’s expense, the Fiscal Agent shall request from DTC a listing of participants that have an interest in (a) the relevant Regulation S Global Note or Notes or the Unrestricted Global Note or Notes (as the case may be), and/or (b) the relevant Restricted Global Note or Notes.

15. Redemption. The Notes may not be redeemed prior to their Maturity Date except under the circumstances specified in the Conditions and an applicable Pricing Supplement. If, under the circumstances described in the Conditions and an applicable Pricing Supplement, any Notes are to be redeemed prior to maturity, the provisions of Condition 7 and the following provisions shall be applicable:

(a) If the Fiscal Agent shall receive a notice from a Holder pursuant to Condition 7(e) requiring the Issuer to redeem some or all of the Notes held by such Holder, the Fiscal Agent shall promptly provide a copy of such notice to the Issuer.

(b) Not more than 60 and not less than 30 days prior to any date designated for the redemption of Notes pursuant to Condition 7(d) (or as otherwise specified in the applicable Pricing Supplement), the Issuer shall give written notice to the Fiscal Agent that such Notes will be redeemed on the date of redemption specified in such notice. The Fiscal Agent will notify the Holders at least 15 days prior to the date fixed for any such redemption. Notice given hereunder shall be irrevocable.

(c) Not more than 60 and not less than 30 days prior to any date designated for the redemption of Notes pursuant to Condition 7(b), the Issuer shall give written notice to the Fiscal Agent that such Notes will be redeemed on the date of redemption specified in such notice. At the time of the giving of notice of redemption pursuant to this subsection (c), the Issuer shall deliver to the Fiscal Agent a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to redeem the Notes have occurred and an opinion of counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts in respect of Argentine Taxes as provided in the Conditions. The Fiscal Agent shall notify the Holders at least 15 days prior to the date fixed for any such redemption.

(d) Upon receipt of notice from the Issuer pursuant to subsection (b) or (c) above, the Fiscal Agent shall cause to be published or to be mailed, on behalf of the Issuer, a notice of redemption of the relevant Notes at such times and in such manner as provided in the Conditions. Such notice shall specify the (A) date fixed for redemption, (B) the redemption price, (C) the place or places of payment, (D) that payment will be made, in the case of definitive Notes, upon presentation and surrender of the Notes to be redeemed (or a portion thereof in the case of a partial redemption of a Note) and in the case of any Global Notes, upon presentation for endorsement or surrender, and (E) that on and after such date interest on the principal amount being redeemed shall cease to accrue. Such notice shall state that the conditions precedent to such redemption have occurred and shall describe the same. All notices of redemption of Notes shall be made in the name and at the expense of the Issuer.

(e) The Fiscal Agent shall promptly furnish to each Paying Agent a copy of each notice of redemption.

(f) If notice of redemption has been lodged with the Fiscal Agent by a Holder as provided in Condition 7(e) or given to the Holders of the Notes of any Series as provided in Section 15(d) hereof, the Notes specified in such notice shall become due and payable on the date specified in such notice (and, in the case of a notice given to Holders as provided in Section

15(d) hereof, at the place or places stated in such notice) at the applicable redemption price, together with accrued interest, if any, to the date fixed for redemption and on and after such date, if such redemption price, together with accrued interest, if any, has been duly provided by the Issuer to the Fiscal Agent as provided in Section 8(a) hereof, such interest on the Notes to be redeemed shall cease to accrue. On presentation and surrender of such Notes at such place or places of payment, such Notes shall be paid and redeemed by the Issuer at the applicable redemption price, together with accrued interest, if any, to the date fixed for redemption.

16. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Agreement, any Holder shall have the absolute and unconditional right to receive payment, as provided herein and in such Note, of the principal of (and premium, if any, on) and (subject to Section 8) interest on, such Note at the respective times expressed in such Note (including, in the case of redemption, on the Optional Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

17. Notices. All notices hereunder to the following parties shall be given by facsimile confirmed by prepaid air mail or certified or registered mail, postage prepaid, addressed to the following parties hereto as follows:

Address

The Issuer	Telefónica de Argentina S.A. Tucumán 1 18th. floor (1049) Buenos Aires Argentina Telephone: (541) 325-0048 Facsimile: (541) 325-1920

The Fiscal Agent, Co-Registrar, Replacement Agent, and Principal Paying Agent	The Bank of New York 101 Barclay Street New York, NY 10286 Attention: Corporate Trust Department Telephone: (212) 815-5381 Facsimile: (212) 815-5915

The Registrar, Transfer Agent and Paying Agent in Buenos Aires	Banco Río de la Plata S.A. Bartolomé Mitre 480 (1036) Buenos Aires Argentina Attention: Mariano Ferrari Telephone: (541) 341-1211 Facsimile: (541) 341-1074

Transfer Agent and Paying Agent in Luxembourg	Banque Internationale à Luxembourg S.A. 69 route D’Esch L-1470 Luxembourg Grand Duchy of Luxembourg Attention: Fiscal and Listing Agencies Facsimile: (352) 45 90 4227

or at any other address of which any of the foregoing or any successor thereto or additional paying agent or transfer agent shall have notified the others in writing. Any such notice shall be effective on receipt. The Fiscal Agent shall deliver a copy of any notice received on behalf of the Issuer in connection with this Agreement or the Notes (excluding notices given regarding the transfer or exchange of Notes) to the Issuer in accordance with the terms of this Section 17. Notices to Holders shall be given in accordance with Condition 16.

18. Payment of Taxes. The Issuer shall pay all stamp and other similar documentary duties, if any, which may be imposed by the Republic of Argentina or the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the execution or delivery of this Agreement or the initial issuances of Series of the Notes.

19. Governing Law. The Negotiable Obligations Law will govern the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations will govern the capacity and corporate authorization of the Issuer to execute and deliver the Notes and this Agreement and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Agreement and the Notes shall be governed by, and shall be construed in accordance with, the law of the State of New York, United States of America.

20. Jurisdiction.

(a) Each party hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County and any appellate court from either thereof for the purpose of any suit, action or proceeding against it arising out of or related to this Agreement or the Notes (“Related Proceedings”). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such Related Proceedings brought in such a court and any claim that any such Related Proceedings have been brought in an inconvenient forum. The Issuer agrees that a final non-appealable judgment in any Related Proceedings brought in such a court (a “Related Judgment”) be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such Related Judgment, provided that service of process is effected upon the Issuer in the manner specified below or as otherwise permitted by law.

So long as any Note remains Outstanding, the Issuer shall at all times have an authorized agent in The City of New York, the Borough of Manhattan (the “Authorized Agent”) upon whom process may be served in connection with any Related Proceedings. Service of process upon such agents in accordance with the then applicable law and written notice of such service mailed or delivered to the Issuer shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon the Issuer in any Related Proceedings. The Issuer hereby appoints CT Corporation System with offices at 1633 Broadway, New York, New York 10019 as its Authorized Agent for such purposes in The City of New York, the Borough of Manhattan. The Issuer covenants and agrees that (i) service of process in any Related Proceedings may be made upon it at such offices of such agent (or such other address in The City of New York, the Borough of Manhattan or at the office of any other authorized agent as the Issuer may designate by written notice to the Fiscal Agent) and (ii) prior to termination of such agency for any reason, it will appoint a successor thereto as Authorized Agent and so notify the Fiscal Agent in writing thereof.

(b) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

22. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Issuer, any Holder, the Fiscal Agent, the Registrar, the Co-Registrar, the Replacement Agent, the Calculation Agent or any Paying Agent or Transfer Agent is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

IN WITNESS WHEREOF, the parties hereto have caused this Fiscal Agency Agreement to be duly executed as of the day and year first above written.

TELEFONICA DE ARGENTINA S.A.

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title:

BANCO RIO DE LA PLATA S.A.

By:
Name:
Title:

BANQUE INTERNATIONALE A LUXEMBOURG S.A.

By:
Name:
Title:

EXHIBIT A

FORM OF GLOBAL NOTE

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT THAT TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE MAY BE MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 6(b) AND SECTION 7 OF THE FISCAL AGENCY AGREEMENT REFERRED TO IN THIS GLOBAL NOTE.

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE OR NOTE ISSUED IN EXCHANGE THEREFOR (UNLESS, PURSUANT TO SECTION 6(f) OF THE FISCAL AGENCY AGREEMENT, THE ISSUER DETERMINES THAT THE FOLLOWING LEGEND MAY BE REMOVED) – THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

BY ACCEPTANCE OF THIS GLOBAL NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS GLOBAL NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS GLOBAL NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS GLOBAL NOTE ONLY AS PROVIDED HEREIN AND IN THE FISCAL AGENCY AGREEMENT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN SECTION 6(f) OF THE FISCAL AGENCY AGREEMENT.]

[INCLUDE IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. TAX PURPOSES—THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

Issue Price: U.S.$         per U.S.$1,000 of principal amount

Original Issue Discount: U.S.$         per U.S.$1,000 of

                                                 principal amount

Yield to Maturity:     .    %

Issue Date:                          , 19    ]

No. RG-

CUSIP No. [     ] (Restricted Global Note)

CINS No. [     ] (Regulation S Global Note)

TELEFONICA DE ARGENTINA S.A.,

incorporated in Buenos Aires, Republic of Argentina, with limited liability (sociedad anónima) under the laws of the Republic of Argentina on April 23, 1990, with a term of duration expiring on July 31, 2089, and registered with the Public Registry of Commerce on July 13, 1990 under number 4535, book 108 of Volume “A” of corporations, and with domicile at Tucumán l -18th. floor, (1049), Buenos Aires, Argentina.

U.S. $500,000,000 EURO MEDIUM TERM NOTE PROGRAM

GLOBAL NOTE

representing

Series Number:

Principal Amount:

TELEFONICA DE ARGENTINA S.A. (“Telefónica” or the (“Issuer”), for value received, hereby promises to pay pursuant to this Global Note to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, upon surrender hereof, on the date or dates specified in the Conditions attached hereto (as defined below), unless earlier redeemed in accordance with the terms hereof, the principal amount of this Global Note stated above (or such amount as shall be the Outstanding principal amount of this Global Note shown in the Schedules hereto), and to pay interest, if any, in arrears on the principal amount of this Global Note outstanding at the rate and on the dates specified in the Conditions. Interest, if any, shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date or the Interest

Commencement Date (as defined in the Conditions) of this Global Note, as applicable, until payment of said principal amount has been made or duly provided for, in the manner and upon the terms specified in the Fiscal Agency Agreement described below and in the Conditions.

This Global Note is issued in respect of an issue of Medium Term Notes of the Issuer (the “Notes”) of the series indicated in the pricing supplements relating to the Notes of each Tranche forming a part of such Series attached hereto (each, a “Pricing Supplement”) and is governed by the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of January 9, 1998 among the Issuer, The Bank of New York, as Fiscal Agent, Co-Registrar, Principal Paying Agent and Transfer Agent, Banco Río de la Plata S.A., as Registrar, Argentine Paying Agent and Argentine Transfer Agent, and Banque Internationale à Luxembourg S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, and, with respect to each Tranche of Notes represented hereby, by the Terms and Conditions of the Notes of such Tranche attached hereto (in each case, as supplemented or amended by the Pricing Supplement relating to the Notes of such Tranche, the “Conditions”). The Conditions are incorporated herein by reference and shall be a part of this Global Note as though set forth in full at this place. Terms used but not defined herein have the meanings set forth in the Conditions and the Fiscal Agency Agreement unless the context otherwise requires. In the event of any conflict between the provisions stated herein or the Terms and Conditions of a Tranche of Notes and the terms and conditions set forth in the attached Pricing Supplement for such Tranche of Notes, the terms and conditions in the applicable Pricing Supplement will prevail.

The interest payable on this Note on any Interest Payment Date (as defined in the Conditions) will, subject to certain conditions set forth in the Conditions, be paid to the person (the “registered Holder”) in whose name this Global Note is registered at the close of business on the Record Date (as defined in the Conditions) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Record Date and may be paid to the person in whose name this Global Note is registered at the close of business on a subsequent record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered Holders of Notes not less than ten days prior to such subsequent record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.

Interests in this Global Note are exchangeable or transferable in whole or in part for interests in a Restricted Global Note if this Global Note is a Regulation S Global Note or an Unrestricted Global Note, or for interests in a Regulation S Global Note or an Unrestricted Global Note if this Global Note is a Restricted Global Note (each as defined in the Fiscal Agency Agreement), in each case of the same Series, only if such exchange or transfer complies with Sections 6(b)(ii), (iii) and (iv) of the Fiscal Agency Agreement. Interests in this Global Note are exchangeable in whole or in part for duly executed and issued definitive Notes in the form of Exhibit B to the Fiscal Agency Agreement, with the applicable legends as marked therein, subject to the provisions of the Fiscal Agency Agreement and Condition 3.

The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Global Note and by acceptance hereof each Holder of this Global Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

Argentine Law No. 23,576, as amended, governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations shall govern the capacity and corporate authorization of the Issuer to execute and deliver this Global Note and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Global Note shall be governed by, and shall be construed in accordance with, the law of the State of New York, United States of America.

This Global Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Co-Registrar.

IN WITNESS WHEREOF, TELEFONICA DE ARGENTINA S.A., has caused this Global Note to be duly executed by manual or facsimile signature.

New York, New York

Dated as of: [Date of Issue]

TELEFONICA DE ARGENTINA S.A.

By:
Name:
Title:	Director

By:
Name:
Title:	Statutory Auditor

CERTIFICATE OF AUTHENTICATION

This is one of the Global Notes described in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK, as Co-Registrar

By:
Authorized Signatory

SCHEDULE A

SCHEDULE OF INCREASES AND DECREASES IN

GLOBAL NOTE

The following (i) increases through exchanges of the whole or a part, or the issue of additional Tranches of Notes, and (ii) decreases through exchanges of the whole or a part, or of the payment of principal due under this Global Note, in each case of the Series represented by this Global Note (and the applicable Pricing Supplement attached hereto) have been made:

Date of increase or decrease	Tranche No.	Increase principal amount of this Global Note	Decrease principal amount of this Global Note	Principal amount of this Global Note following such increase or decrease, as the case may be	Notation made by or on behalf of the Fiscal Agent by:

EXHIBIT B

FORM OF DEFINITIVE NOTE

FORM OF FACE OF DEFINITIVE NOTE

No.

CUSIP No. [                                 ] (Restricted Note)

CINS No. [                                 ] (Regulation S Note)

[INCLUDE IF NOTE IS A RESTRICTED NOTE OR NOTE ISSUED IN EXCHANGE THEREFOR (UNLESS, PURSUANT TO SECTION 6(f) OF THE FISCAL AGENCY AGREEMENT, THE ISSUER DETERMINES THAT THE FOLLOWING LEGEND IS NOT REQUIRED)—THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

BY ACCEPTANCE OF THIS NOTE BEARING THE ABOVE LEGEND, EACH HOLDER OF THIS NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS NOTE ONLY AS PROVIDED HEREIN AND IN THE FISCAL AGENCY AGREEMENT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN SECTION 6(f) OF THE FISCAL AGENCY AGREEMENT.]

[INCLUDE IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. TAX PURPOSES—THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

Issue Price: U.S.$         per U.S.$1,000 of principal amount

Original Issue Discount: U.S.$         per U.S.$1,000 of principal amount

Yield to Maturity:     .     %

Issue Date:                           , 19     ]

Series Number:

Principal Amount                     *

*	Amounts equivalent to U.S.$100,000 (or the equivalent thereof in the currency in which this Note is denominated) and higher integral multiples of U.S.$1,000 (or the equivalent thereof in the currency in which this Note is denominated), unless otherwise provided in the applicable Pricing Supplement.

TELEFONICA DE ARGENTINA S.A.,

incorporated in Buenos Aires, Republic of Argentina, with limited liability (sociedad anónima) under the laws of the Republic of Argentina, on April 23, 1990, with a term of duration expiring on July 31, 2089, and registered with the Public Registry of Commerce on July 13, 1990 under number 4535, book 108 of Volume “A” of corporations, and with domicile at Tucumán 1—18th. floor, (1049), Buenos Aires, Argentina.

U.S. $[            ] EURO MEDIUM TERM NOTE PROGRAM

TELEFONICA DE ARGENTINA S.A. (“Telefónica” or the “Issuer”), for value received, hereby promises to pay pursuant to this Note to             , or its registered assigns, upon surrender hereof, on             , 19    , the principal amount of              (            ), and to pay interest, if any, from the date hereof on said principal amount in arrears at the rate or rates determined in accordance with the Terms and Conditions of the Notes [endorsed on the reverse hereof] [attached hereto] (as supplemented or amended by the Pricing Supplement [endorsed on the reverse hereof] [attached hereto], the “Conditions”) on each Interest Payment Date (as defined in the Conditions), until payment of such principal amount has been made or duly provided for. Interest, if any, shall accrue from and including the most recent date to which interest has been paid or duly provided for on this Note or any predecessor Note or, if no such interest has been paid or duly provided for, from the Issue Date or the Interest Commencement Date (as defined in the Conditions) of this Note or any predecessor Note, as applicable, until payment of said principal amount has been made or duly provided for.

This Note is issued in respect of an issue of Medium Term Notes of the Issuer (the “Notes”) of the Series indicated in the Conditions and is governed by the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of January 9, 1998 among the Issuer, The Bank of New York, as Fiscal Agent, Co-Registrar, Principal Paying Agent and Transfer Agent, Banco Río de la Plata S.A., as Registrar, Argentine Paying Agent and Argentine Transfer Agent, and Banque Internationale à Luxembourg S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, and by the Conditions. Reference is made to the further provisions set forth in the Conditions. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The interest payable on this Note on any Interest Payment Date (as defined in the Conditions) will, subject to certain conditions set forth in the Conditions, be paid, to the person (the “registered Holder”) in whose name this Note is registered at the close of business on the Record Date (as defined in the Conditions) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Record Date and may be paid to the person in whose name this Note is registered at the close of business on a subsequent record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered Holders of Notes not less than ten days prior to such subsequent record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.

The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

Argentine Law No. 23,576, as amended, governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations shall govern the capacity and corporate authorization of the Issuer to execute and deliver this Note and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Note shall be governed by, and shall be construed in accordance with, the law of the State of New York, United States of America.

This Note shall not be, valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Co-Registrar.

IN WITNESS WHEREOF, TELEFONICA DE ARGENTINA S.A., has caused this Note to be duly executed by manual or facsimile signature.

New York, New York

Dated:

TELEFONICA DE ARGENTINA S.A.

By:
Name: Title:	Director

By:
Name: Title:	Statutory Auditor

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK, as Co-Registrar

By:
Authorized Signatory

FORM OF REVERSE OF DEFINITIVE NOTE

Terms and Conditions substantially as set forth in the Offering Circular relating to the applicable Tranche of Notes, as modified by the relevant Pricing Supplement or amendment or supplement to such Offering Circular to be endorsed hereon or attached hereto.

Name of Registered Holder	Liens	Date of Registration	Signature and Seal of Registrar	Identification No. and Argentine Tax No. (“CUIT”) of Registered Holder (if applicable)

Form of Transfer of Definitive Notes

                                , being the registered Holder of this Note, hereby transfers to                                         ,                          in principal amount of this Note and irrevocably requests and authorizes [                                ] in its capacity as Co-Registrar in relation to the Telefónica de Argentina S.A. Euro Medium Term Notes (or any successor to [                                ] in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

Signed:

Note:

(i)	the signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatever;

(ii)	a representative of the registered Holder should state the capacity in which he signs, e.g., executor;

(iii)	the signature of the transferor must be certified by a notary or in such other manner as specified in the regulations issued governing transfers.

Dated:

By:
Authorized Signatory

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL NOTE

TO REGULATION S GLOBAL NOTE

(transfers pursuant to

Sections 6(b)(ii) and (v) of the Fiscal Agency Agreement)

[                                ]

    as Co-Registrar and Transfer Agent

[address]

Re:	Telefónica de Argentina S.A.
Medium Term Notes (the “Notes”)

Reference is hereby made to the Fiscal Agency Agreement dated as of January 9, 1998 (the “Fiscal Agency Agreement”) among Telefónica de Argentina S.A. (the “Issuer”), The Bank of New York, as Fiscal Agent, Co-Registrar, Principal Paying Agent and a Transfer Agent, Banco Río de la Plata S.A., as Registrar, Argentine Paying Agent and Argentine Transfer Agent, and Banque Internationale à Luxembourg S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement or Regulation S.

This letter relates to                      principal amount of Notes represented by a beneficial interest in the Restricted Global Note (CUSIP No. •) held with DTC or a custodian therefor by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested a transfer of its beneficial interest to a person who will take delivery thereof in the form of a beneficial interest in an equal principal amount in the Regulation S Global Note (CUSIP (CINS) No. •) to be held with [Euroclear] [Cedel Bank)* (ISIN Code •) (Common Code •) through DTC.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	(A)

at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)

the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

*	Select appropriate depositary.

C-1

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	upon completion of the transaction, the beneficial interest being transferred as described above will be held with DTC through [Euroclear] [Cedel Bank] (Common Code •) (ISIN Code •).

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Dealers.

[Insert Name of Transferor)

By:
Name: Title:

Dated:                    , 199

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(transfers pursuant to

Section 6(b)(iii) and (v) of the Fiscal Agency Agreement)

[                                ]

    as Co-Registrar and Transfer Agent

[address]

Re:	Telefónica de Argentina S.A.
Medium Term Notes (the “Notes”)

Reference is hereby made to the Fiscal Agency Agreement dated as of January 9, 1998 (the “Fiscal Agency Agreement”) among Telefónica de Argentina S.A. (the “Issuer”), The Bank of New York, as Fiscal Agent, Co-Registrar, Principal Paying Agent and a Transfer Agent, Banco Río de la Plata S.A., as Registrar, Argentine Paying Agent and Argentine Transfer Agent, and Banque Internationale à Luxembourg S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement or Regulation S.

This letter relates to                      principal amount of Notes represented by a beneficial interest in the Restricted Global Note (CUSIP No. •) held with DTC or a custodian therefor by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested a transfer of its beneficial interest to a person who will take delivery thereof in the form of a beneficial interest in an equal principal amount in the Unrestricted Global Note (CUSIP (CINS) No. •).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and (i) with respect to transfers made in reliance on Regulation S, pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby further certify that:

(1)	the offer of the Notes was not made to a person in the United States;

(2) (A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor

D-1

nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Dealers.

[Insert Name of Transferor]

By:
Name: Title:

Dated:                     , 199

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM REGULATION S GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(transfers pursuant to

Sections 6(b)(iv) and (v) of the Fiscal Agency Agreement)

[                                ]

as Co-Registrar and Transfer Agent

[address]

USA

Re:	Telefónica de Argentina S.A.
Medium Term Notes (the “Notes”)

Reference is hereby made to the Fiscal Agency Agreement dated as of January 9, 1998 (the “Fiscal Agency Agreement”) among Telefónica de Argentina S.A. (the “Issuer”), The Bank of New York, as Fiscal Agent, Co-Registrar, Principal Paying Agent and a Transfer Agent, and Banco Río de la Plata S.A., as Registrar, Argentine Paying Agent and Argentine Transfer Agent, and Banque Internationale à Luxembourg S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement.

This letter relates to                                  principal amount of Notes which are held in the form of the Regulation S Global Note (CUSIP (CINS) No. •) with [Euroclear] [Cedel Bank]* (ISIN Code •) (Common Code •) through DTC by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested a transfer of its beneficial interest in the Notes to a person who will take delivery thereof in the form of a beneficial interest in an equal principal amount in the Restricted Global Note (CUSIP No. •).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

*	Select appropriate depositary.

E-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Dealers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                                 , 199

E-2

AMENDMENT NO. 1 TO

FISCAL AGENCY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of August 3, 1998 to that certain Fiscal Agency Agreement dated as of January 9, 1998 (the “Fiscal Agency Agreement”), among Telefónica de Argentina S.A. (the “Issuer”), as Issuer, The Bank of New York, as Fiscal Agent, Co-Registrar, Principal Paying Agency and Transfer Agent, Banco Río de la Plata S.A., as Registrar, Argentine Paying Agent and Argentine Transfer Agent and Banque Internationale à Luxembourg S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Fiscal Agency Agreement.

R E C I T A L S:

WHEREAS, the Issuer has proposed to issue under the Program U.S.$400,000,000 principal amount of the Issuer’s Floating Rate Notes due 2001 (the “Series 2 Notes”) as more fully set forth in a Pricing Supplement (the “Pricing Supplement”) in the form of Annex I hereto; and

WHEREAS, in connection therewith, the parties hereto deem it necessary or desirable to amend the Fiscal Agency Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the terms and conditions contained herein and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Fiscal Agency Agreement. (a) To the extent that certain notice provisions set forth in the “Certain Additional Terms and Conditions” in the Pricing Supplement may be deemed inconsistent with or contrary to any notice provision of the Fiscal Agency Agreement, the Fiscal Agency Agreement is, for the purposes of the Series 2 Notes only, hereby deemed amended to conform to the Pricing Supplement.

(b) Section 15(a) and Section 15(f) of the Fiscal Agency Agreement are hereby amended to substitute for the words “Condition 7(e)” in each such Section the words “Condition 7(f)”.

(c) To the extent that certain provisions set forth in Section 3 of “Certain Additional Terms and Conditions” may be deemed inconsistent with or contrary to any provisions of the Fiscal Agency Agreement related to determination and payment of interest, the Fiscal Agency Agreement is, for the purposes of the Series 2 Notes only, hereby deemed amended to conform to the Pricing Supplement only to the extent necessary to eliminate any inconsistencies with respect to interest payment provisions.

2. Limited Effect of Amendment. Except as provided in Section 1(b), this Amendment is with respect to the Series 2 Notes only, and shall have no effect on the terms of the Fiscal Agency Agreement with respect to any Notes under the Program other than the Series 2 Notes. Nothing in this Amendment shall constitute a waiver of any of the rights and obligations under the Fiscal Agency Agreement except as set forth in Section 1 hereof.

3. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Fiscal Agency Agreement remain unchanged. This Amendment and the Fiscal Agency Agreement as modified hereby represent the only agreements between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements, representations and promises relative to the subject matter hereof.

4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

5. Governing Law. The Negotiable Obligations Law will govern the requirements for the Series 2 Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations will govern the capacity and corporate authorization of the Issuer to execute and deliver the Series 2 Notes and this Amendment and the authorization of the CNV with respect to the offering of the Series 2 Notes pursuant to the Program. As to all other matters, this Amendment shall be governed by, and shall be construed in accordance with, the law of the State of New York, United States of America.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

TELEFÓNICA DE ARGENTINA SA.

By:
Title:	EDUARDO CARIDE Gerente General

THE BANK OF NEW YORK, as Fiscal Agent

By:
Title:

2